EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                         ROBECO-SAGE TRITON FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                             Dated September 1, 2006


          ---------------------------------------------------------------

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
             AT 12:00 MIDNIGHT, EASTERN TIME, ON SEPTEMBER 29, 2006,
                     AND THIS NOTICE OF WITHDRAWAL MUST BE
             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
              ON SEPTEMBER 29, 2006, UNLESS THE OFFER IS EXTENDED.

          ---------------------------------------------------------------

          COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN OR DELIVER TO:
                      SEI Investments Global Funds Services
                            One Freedom Valley Drive
                                 Oaks, PA 19456
                Attn: Jason O'Connor, Tender Offer Administrator


                           For additional information:

                              Phone: (610) 676-1581

                               Fax: (486) 676-1058

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Ladies and Gentlemen:

         The undersigned wishes to withdraw the tender of its limited liability company interest in Robeco-Sage Triton Fund, L.L.C. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _________________.

This tender was in the amount of:

         [ ]  Entire limited liability company interest.

         [ ] Portion of limited liability company interest expressed as a specific dollar value.

              $_____________________


         [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.





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
SIGNATURE(S).

______________________________________________ __________________________________________

FOR INDIVIDUAL INVESTORS                       FOR OTHER INVESTORS:
AND JOINT TENANTS:


__________________________________________     __________________________________________
Signature                                      Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
ON SUBSCRIPTION AGREEMENT)


__________________________________________     __________________________________________
Print Name of Investor                         Signature
                                               (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                               ON SUBSCRIPTION AGREEMENT)


__________________________________________     __________________________________________
Joint Tenant Signature if necessary            Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
ON SUBSCRIPTION AGREEMENT)


__________________________________________     __________________________________________
Print Name of Joint Tenant                     Co-signatory if necessary
                                               (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                               ON SUBSCRIPTION AGREEMENT)


                                               __________________________________________
                                               Print Name and Title of Co-signatory

______________________________________________ __________________________________________

Date: _______________________

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